EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217399 on Form S-8 of PCSB Financial Corporation of our report dated June 27, 2022, appearing in this Annual Report on Form 11‑K of PCSB Bank 401(k) Savings Plan for the year ended December 31, 2021.

/s/ Crowe LLP

New York, New York
June 27, 2022

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